Exhibit 99.1

PRESS RELEASE
For Immediate Release

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For more information, contact:      For ICOP Investor/Media Relations:
Laura E. Owen, COO & President      Elite Financial Communications Group/Elite Media Group
16801 West 116th Street             Dodi Handy, President and CEO
Lenexa, KS 66219 USA                Phone: (407) 585-1080
Phone:  (913) 338-5550              ICOP@efcg.net
Fax: (913) 312-0264
Lowen@ICOP.com
www.ICOP.com

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ICOP DIGITAL REPORTS RECORD REVENUE OF $3.75 MILLION
FOR 2007 THIRD QUARTER

Expanded Development of Global Manufacturers Rep/Dealer Network Fueling Growth

Investor Teleconference and Webcast to Begin at 4:15 PM ET

LENEXA, KS - (PR NEWSWIRE) - November 8, 2007 - ICOP Digital, Inc. (Nasdaq:ICOP), an industry-leading company engaged in advancing digital surveillance solutions, today announced its financial results for the three and nine months ended September 30, 2007.

Financial  highlights for the three months ended  September 30, 2007 compared to
--------------------------------------------------------------------------------
the three months ended September 30, 2006:
------------------------------------------

     o Revenues climbed 140% to $3.75 million, up from $1.56 million, marking a new quarterly revenue record for the Company.
     o    Gross profit margin on sales improved to 48% from 44%.
     o Adjusted EBITDA (see definition and reconciliation of Adjusted EBITDA below) decreased 39% to $(386,000), when compared to Adjusted EBITDA of $(634,000) in the comparable three month period ended September 30, 2006.
     o Net loss was $1.39 million, or $0.19 per basic and diluted share, a 55% increase over a net loss of approximately $896,000, or $0.15 per basic and diluted share. The increase was largely due to non-cash stock-based compensation expense of $907,000, as well as an increase of $121,000 in research and development expense over the comparable three month period ended September 30, 2006.

Financial  highlights  for the nine months ended  September 30, 2007 compared to
--------------------------------------------------------------------------------
the nine months ended September 30, 2006:
-----------------------------------------

     o    Revenues jumped to $8.55 million, a 129% increase over $3.73 million.
     o    Gross profit margin on sales rose to 46% from 43%.
     o Net loss increased 30% to $3.53 million, or $0.48 per basic and diluted share, from $2.70 million, or $0.47 per basic and diluted share, mainly as the result of accounting for non-cash stock-based compensation of approximately $1.40 million (compared to $610,000 for the nine months ended September 30, 2006), as well as an increase of $890,000 in research and development expense over the same nine month period in 2006.
     o    Adjusted EBITDA was $(2.05 million) compared to $(1.98 million).

As of September 30, 2007, the Company had $4.3 million in cash; accounts receivables of $3.2 million; $4.5 million in inventory and working capital of $10.8 million. Total shareholders' equity was $12.4 million. During the 2007 third quarter period, ICOP received approximately $933,000 in proceeds from the issuance of stock under our employee stock purchase plan and the exercise of warrants and employee stock options.

Commenting on the results, Dave Owen, Chairman and CEO, noted, "We are very proud of the sales traction that ICOP continues to enjoy, which resulted in another new record for quarterly revenue performance. During the third quarter, ICOP processed customer orders for the ICOP Model 20/20-W (and related ancillary products) from more than 99 law enforcement agencies in 40 states, with approximately 30% of these orders representing re-orders from existing customers, and 70% from agencies that have only recently chosen ICOP for their respective fleet deployments. In addition, we are very pleased to have won our first customer for ICOP Guardian IP cameras - a sale resulting from our joint marketing collaboration with Sprint/Nextel."

Owen continued, "Also in the third quarter, ICOP successfully launched an exciting new initiative designed to expand and enhance our global sales and marketing platform. Through focused outreach targeting professional sales organizations and systems integrators with specialized expertise in advanced security and digital surveillance products, we expanded our construction of a Manufacturers Rep and Independent Dealer network to help us enhance and accelerate our market penetration efforts - both domestically and abroad. As a result, we have quickly amassed an impressive group of high-end independent reps and dealers that are now working in close coordination with our direct sales teams to pursue and win a number of prevailing sales opportunities in a wide range of industries."

"With the anticipated soft market launch of the ICOP Model 4000 later this quarter, we are anxious to begin addressing a sizable backlog of prospective new customers for our new transit system solution. Moreover, with this impending product release, we will have succeeded in bringing to market the full complement of products that comprise the total ICOP Solution, ICOP's visionary answer to protecting and securing our nation's communities in times of crisis," added Owen.

Concluding, Owen stated, "Over the last two years, ICOP has fought hard to earn its reputation as the preferred provider of digital surveillance solutions widely deemed as the industry gold standard for law enforcement. Aided by our growing list of world class strategic partners and supporters, we intend to pursue with even greater diligence our goal of winning ICOP global distinction as the gold standard for every industry where security is at issue."

Adjusted EBITDA is defined as operating loss excluding depreciation and amortization and stock-based compensation expenses. While depreciation and amortization are considered operating costs under U.S. GAAP, these expenses primarily represent a non-cash current period allocation of costs associated with long-lived assets acquired in prior periods. Similarly, the expense recorded for stock-based compensation does not represent a current or future period cash cost.

We believe that Adjusted EBITDA is an important measure of operating performance, leverage capacity, its ability to service its debt, and its ability to make capital expenditures for its stockholders. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the operating performance and value of companies within the digital surveillance industry.

Management believes the use of this non-U.S. GAAP measure provides a useful basis for evaluating underlying business unit performance, but should not be considered in isolation and is not a substitute for evaluating business unit performance utilizing U.S. GAAP financial information. Management uses non-U.S. GAAP measures in its budgeting and forecasting processes and to further analyze its financial trends and "operational run-rate," as well as making financial comparisons to prior periods presented on a similar basis. The Company believes that providing such adjusted results allows investors and other users of ICOP's financial statements to better understand ICOP's recurring comparative operating performance for the periods presented.

ICOP's management uses non-U.S. GAAP financial measures, such as Adjusted EBITDA, in its own evaluation of the Company's performance, particularly when comparing performance to past periods. ICOP's non-U.S. GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures. Although ICOP's management believes non-U.S. GAAP measures are useful in evaluating the performance of its business, ICOP acknowledges that items excluded from such measures may have a material impact on the Company's income from operations, pretax income, net income and earnings per share calculated in accordance with U.S.GAAP. Therefore, management typically uses non-U.S. GAAP measures in conjunction with U.S. GAAP results. Investors and users of our financial information should also consider the above factors when evaluating ICOP's results.

The attached schedule provides a full reconciliation of this non-U.S. GAAP financial measure to the most directly comparable corresponding U.S. GAAP financial measure.

ICOP will host a teleconference today beginning at 4:15 PM Eastern, and invites all interested parties to join management in a discussion regarding the Company's third quarter financial results, corporate progression and other meaningful developments. The conference call can be accessed via telephone by dialing toll free 1-800-240-4186 or via the web at www.ICOP.com. For those unable to participate at that time, a replay of the webcast will be available for 90 days at www.ICOP.com.

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                               ICOP DIGITAL, INC.
                       Condensed Balance Sheet (Unaudited)

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                                                                                        September 30, 2007
                                                                                        ------------------
                                     Assets

Current Assets
     Cash                                                                               $       4,312,196
     Accounts receivable,net                                                                    3,182,782
     Inventory, at cost                                                                         4,503,655
     Prepaid expenses                                                                             247,774
                                                                                        -----------------
        Total current assets                                                                   12,246,407
Property and equipment, at cost, net of accumulated depreciation of $608,077                    1,279,910
Other Assets:
     Investment in marketing company, at cost                                                      25,000
     Deferred patent costs                                                                         77,620
     Deposits                                                                                      18,258
                                                                                        -----------------
Total Assets                                                                            $      13,647,195
                                                                                        =================

                      Liabilities and Shareholders' Equity

Current liabilities
     Accounts payable                                                                   $         426,042
     Accrued liabilities                                                                          485,838
     Unearned revenue                                                                             351,594
                                                                                        -----------------
        Total current liabilities                                                               1,263,474
                                                                                        -----------------

Shareholders' Equity:
     Preferred stock,no par value; 5,000,000 shares authorized, no shares issued
        and outstanding                                                                              -
     Common stock, no par value; 50,000,000 shares authorized, 7,455,054 shares
        issued and outstanding                                                                 29,594,334
     Accuulated other comprehensive gain, net of tax                                                5,006
     Accumulated deficit                                                                      (17,215,619)
                                                                                        -----------------
        Total Shareholders' Equity                                                             12,383,721
                                                                                        -----------------
Total Liabilities and Shareholders' Equity                                              $      13,647,195
                                                                                        =================
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                               ICOP DIGITAL, INC.
                 Condensed Statements of Operations (Unaudited)

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                                                        Three Months                     Nine Months
                                                            Ended                           Ended
                                                        September 30,                   September 30,
                                                -------------   -------------   -------------   -------------
                                                    2007            2006            2007            2006
                                                -------------   -------------   -------------   -------------

Sales, net of returns                           $  3,751,834    $  1,564,240    $  8,553,027    $  3,731,999
Cost of sales                                      1,961,710         878,029       4,605,608       2,141,279
                                                -------------   -------------   -------------   -------------

     Gross profit                                  1,790,124         686,211       3,947,419       1,590,720
                                                -------------   -------------   -------------   -------------

Operating expenses:
   Selling, general and administrative             2,834,615       1,349,200       6,290,363       3,898,717
   Research and development                          366,786         245,730       1,355,858         465,660
                                                -------------   -------------   -------------   -------------

     Total operating expenses                      3,201,401       1,594,930       7,646,221       4,364,377
                                                -------------   -------------   -------------   -------------

     Operating loss                               (1,411,277)       (908,719)     (3,698,802)     (2,773,657)

Other income (expenses):
   Foreign currency translation                         -              2,823          11,691          29,982
   Interest income                                    55,051          18,645         185,662          61,795
   Interest expense                                  (29,466)         (8,339)        (37,802)        (22,893)
   Loss on disposal of property and
     equipment                                        (7,155)           -             (7,155)           -
   Other income                                        5,000            -             20,000            -
                                                -------------   -------------   -------------   -------------

     Loss before income taxes                     (1,387,847)       (895,590)     (3,526,406)     (2,704,773)

Income tax provision                                    -               -               -               -
                                                -------------   -------------   -------------   -------------

     Net loss                                   $ (1,387,847)   $   (895,590)   $ (3,526,406)   $ (2,704,773)
                                                =============   =============   =============   =============

Basic and diluted loss per share                $      (0.19)   $      (0.15)   $      (0.48)   $      (0.47)
                                                -------------   -------------   -------------   -------------

Basic and diluted weighted average
   common shares outstanding                       7,346,828       5,905,784       7,275,422       5,715,785
                                                =============   =============   =============   =============

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                               ICOP DIGITAL, INC.
               Reconciliation of Operating Loss to Adjusted EBITDA
                                  (Unaudited)

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                                                        Three Months                     Nine Months
                                                            Ended                           Ended
                                                        September 30,                   September 30,
                                                    2007            2006            2007            2006
                                                -------------   -------------   -------------   -------------

Operating Loss                                  $ (1,411,277)   $   (908,719)   $ (3,698,802)   $ (2,773,657)

     Add:  Depreciation and amortization             117,657          66,703         254,764         180,108
     Add:  Stock-based compensation                  907,364         208,000       1,397,662         610,000
                                                -------------   -------------   -------------   -------------

Earnings (Loss) before interest, taxes,
     depreciation, amortization and
     stock-based compensation (Adjusted
     EBITDA)                                    $   (386,256)   $   (634,016)   $ (2,046,376)   $ (1,983,549)
                                                -------------   -------------   -------------   -------------

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ABOUT ICOP DIGITAL, INC.
ICOP Digital, Inc. protects people, assets and profits, providing a Veil of Protection(TM) for our nation's communities with innovative, mission-critical security, surveillance and communication solutions. The Company engineers, manufactures and markets mobile and stationary surveillance products for use in the public and private sectors, and facilitates the delivery of live video to first responders. The ICOP Model 20/20(R)-W, ICOP's flagship product, is the leading digital in-car video recorder system for law enforcement. The ICOP Guardian(TM) is a stationary IP camera that records high quality video images on a local server, and is capable of activation through several triggers. ICOP LIVE(TM) delivers live streaming video to and from first responder vehicles and headquarters, empowering first responders with enhanced situational awareness, helping to optimize the outcome of a crisis. (GSA Contractor)

For  more  information,   please  view  the  following  video  presentations  at
http://www.icopdigital.com/why_icop.html and www.ICOP.com/veil.html, or visit www.ICOP.com.

SAFE HARBOR STATEMENT
This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The Company may experience significant fluctuations in future operating results due to a number of economic, competitive, and other factors, including, among other things, our reliance on third-party manufacturers and suppliers, government agency budgetary and political constraints, new or increased competition, changes in market demand, and the performance or reliability of our products. These factors and others could cause operating results to vary significantly from those in prior periods, and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the Company and its operations, are included in certain forms the company has filed with the Securities and Exchange Commission.